Exhibit 10.1

LOAN MODIFICATION EXTENSION AGREEMENT

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THIS LOAN MODIFICATION EXTENSION AND ADDENDUM AGREEMENT (this “Agreement”), made this 29th day of June, 2022 between REPRO MED SYSTEMS, INC., a New York corporation with an office at 24 Carpenter Road, Chester, New York 10918-1057 (the “Borrower”), and KEYBANK NATIONAL ASSOCIATION, a national bank with an address of 170 S. Highland Avenue, Ossining, New York 10562 (the “Lender”).

WITNESSETH:

WHEREAS, Lender granted to Borrower a revolving line of credit loan in the original amount of $3,500,000.00 (the “Loan”) as evidenced by that certain Promissory Note in the initial principal amount of $3,500,000.00 dated June 24, 2021 (the “Note”); and

WHEREAS, the Loan is secured by a first in priority perfected security interest in all Equipment, Inventory, Accounts, Instruments, Chattel Paper and General Intangibles of Borrower pursuant to that certain Security Agreement dated June 24, 2021 (the “Security Agreement”); and

WHEREAS, the Note, the Security Agreement and all of the Loan Documents executed in connection therewith on June 24, 2021 shall be defined herein as the “Loan Documents”; and

WHEREAS, the Borrower and the Lender have agreed to modify certain provisions of the Loan Documents evidencing the Loan; and

NOW, THEREFORE, in consideration of One and More Dollars ($1.00+) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         The Note is hereby modified as follows:

a.	“Maturity Date” shall be defined as: June 1, 2023.

b.	Any reference in the Promissory Note to the Interest Rate being Prime - 1.50% is hereby replaced with Prime +0%.

c.	The Variable Interest Rate section of the Note is hereby modified to state:

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Prime Rate announced by Lender (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day that the Index changes. The interest rate will change automatically and correspondingly on the date of each announced change of the Index by Lender. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 4.0% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 0.00 percentage points over the Index (the "Margin"), resulting in an initial rate of 4.0% per annum based on a year of 360 days. If Lender determines, in its sole discretion, that the Index has become unavailable or unreliable, either temporarily, indefinitely, or permanently, during the term of this Note, Lender may amend this Note by designating a substantially similar substitute index. Lender may also amend and adjust the Margin to accompany the substitute index. The change to the Margin may be a positive or negative value, or zero. In making these amendments, Lender may take into consideration any then-prevailing market convention for selecting a substitute index and margin for the specific Index that is unavailable or unreliable. Such an amendment to the terms of this Note will become effective and bind Borrower 10 business days after Lender gives written notice to Borrower without any action or consent of the Borrower. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law..”

2.         Any and all references in the Loan Documents to a “Maturity Date” or “Maturity” of June 1, 2022 are hereby modified to reference a “Maturity Date” or “Maturity” of June 1, 2023.

3.         Borrower has requested and Lender has agreed to release its lien on all business assets of Borrower (the “Release”). In exchange for the Release Borrower has agreed to pledge its Key Private Bank IM&T account as collateral for the Loan (the “Pledge Security Agreement”). Borrower will executed and deliver on even date herewith the Pledge Security Agreement securing the collateral value of $3,684,211.00 on IM&T Account Name “Repro Med Systems Inc DBA Koru Medical” Account #____________. Concurrently with the execution of this Agreement, the Security Agreement is terminated and of no further force and effect and (i) Lender authorizes Borrower (or its designees) to file on behalf of Lender Uniform Commercial Code ("UCC") termination statements with respect to any and all UCC financing statements listing Lender as a secured party (or similar designation) and Borrower as a debtor (or similar designation).

4.         The Borrower agrees to pay the Note in accordance with its terms, as modified herein, and acknowledges, covenants, warrants, represents and agrees that:

a.	The Note as amended hereby, is a valid and binding obligation of Borrower, and Borrower currently owes to Lender the approximate principal sum of Zero and 00/100 Dollars ($0.00) plus interest under the Note;

b.	No material adverse change has occurred in its financial status since June 24, 2021;

c.	There are no judgments against the Borrower in any courts of the United States and there is no litigation, active, pending or threatened, against the Borrower which might adversely affect the Borrower’s ability to pay when due any amounts which may become payable in respect of the Loan;

d.	There are no offsets, defenses or counterclaims to the Borrower’s obligations under the Loan and the Loan Documents; and

e.	The Borrower has not entered into any agreements with creditors that expressly or otherwise prohibit the Borrower from entering into any extension or modification of the Loan or any Loan Document in connection therewith.

5.         The Borrower acknowledges and confirms that the Lender has incurred certain fees in connection with the modification of the Loan. The Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by the Lender from time to time.

6.         The Borrower’s obligations under this Agreement, the Note, the Pledge Security Agreement and the other Loan Documents are absolute and unconditional and are valid irrespective of any other agreement or circumstance which might otherwise constitute a defense to the obligations under this Agreement, the Note, the Pledge Security Agreement or the other Loan Documents or to the obligations of others related to it. This Agreement sets forth the entire understanding of the parties with respect to all modifications of the Loan which have occurred since June 24, 2021.

7.         The Borrower warrants and represents that its ownership and management have been updated as of May 2022, Linda Tharby is the President and Chief Executive Officer; Thomas Adams is the Vice President of Financial Planning and Analysis and Stephen Under [sic] is the Director of Finance, they are duly authorized to, and have the power and authority to sign documents on behalf of the Borrower and to legally bind the Borrower.

8.         Except as specifically amended herein, all of the terms, covenants, conditions and stipulations contained in the Note and all of the other Loan Documents are hereby ratified and confirmed in all respects, shall continue to apply with full force and effect; provided, however, that the terms of the Note remain unaffected with respect to the payments that were made or were to have been made thereunder to the date hereof.

9.         Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be modified, amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

10.       This Agreement may be executed in one or more counterparts each of which shall be an original but all of which when taken together shall constitute one and the same instrument. The failure of any party listed below to execute, acknowledge or join in this Agreement, or any counterpart hereof, shall not relieve the other signatories from the obligations hereunder.

11.       This Agreement is and shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

12.       The Borrower agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Agreement. In furtherance of such agreement, the Borrower hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the Borrower in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the Borrower by registered or certified mail to, or by personal service at, the last known address of the Borrower, whether such address be within or without the jurisdiction of any such court. The Borrower hereby agrees that the venue of any litigation arising in connection with the indebtedness, or in respect of any of the obligations of the Borrower under this Agreement, shall, to the extent permitted by law, be in Orange County.

13.       This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

14.       Nothing in this Agreement, or any Loan Document is intended to or shall be deemed to create any rights or obligations of partnership, joint venture, or similar association among the parties hereto.

15.       If any term, covenant, provision or condition of this Agreement, the Note, the Pledge Security Agreement or any of the other Loan Documents shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant, provision or condition.

16.       The parties hereto hereby irrevocably and unconditionally waive any and all rights to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise related to this Agreement, the Note and every other Loan Document heretofore, now or hereafter executed and/or delivered in connection therewith, the Loan and all other obligations of the Borrower related thereto or in any way related to this transaction or otherwise with respect to the Loan.

SIGNATURE PAGES FOLLOWS

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

BORROWER:

REPRO MED SYSTEMS, INC.

By: /s/ Linda Tharby

Name: Linda Tharby

Title: Chief Executive Officer

By: /s/ Thomas Adams

Name: Thomas Adams

Title: VP Financial Planning and Analysis

By: /s/ Stephen Unger

Name: Stephen Under [sic]

Title: Director of Finance

LENDER:

KEYBANK NATIONAL ASSOCIATION

By: /s/ Jarrod Davis

Name: Jarrod Davis

Title: Vice President